EXHIBIT 32.2

           WRITTEN STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
               SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

         The undersigned, William C. Gray, is the Senior Vice President and Chief Financial Officer of Carver Bancorp, Inc. (the "Company").

         This statement is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Report").

         By execution of this statement, I certify that:

             a) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

             b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.


August 14, 2003                                        /s/ William C. Gray
---------------                                        -------------------
Dated                                                  William C. Gray


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